Exhibit 4.5

PHOENIX NEW MEDIA LIMITED

SHAREHOLDERS’ AGREEMENT

This SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of the 24th day of November, 2009, by and among PHOENIX NEW MEDIA LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”); the Persons listed on Schedule 1 of this Agreement (each an “Investor” and collectively the “Investors”); the Persons listed on Schedule 2A attached to this Agreement (collectively, the “Existing Shareholder”); PHOENIX SATELLITE TELEVISION INFORMATION LIMITED, a company organized and existing under the Laws of the British Virgin Islands (the “BVI Co”); FENGHUANG ON-LINE (BEIJING) INFORMATION TECHNOLOGY CO., LTD., a wholly owned foreign enterprise incorporated under the Laws of the PRC (the “WFOE”) whose equity is 100% owned by the BVI Co; BEIJING TIANYING JIUZHOU NETWORK TECHNOLOGY CO., LTD., a domestic company duly incorporated and validly existing under the Laws of the PRC (“Tian Ying”), and YIFENG LIANHE (BEIJING) TECHNOLOGY CO., LTD., a domestic company duly incorporated and validly existing under the Laws of the PRC (“Yi Feng” and together with Tian Ying, the “Domestic Companies” and each a “Domestic Company.  Each of the Company, the Investors, the Existing Shareholder, the BVI Co, the WFOE and the Domestic Companies shall be referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, the Company, the Investors, the Existing Shareholder, the WFOE, the Domestic Companies and the BVI Co are each parties to the Preferred Share Purchase Agreement dated as of November 9, 2009 (the “Purchase Agreement”); and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Purchase Agreement, the Parties hereby agree that this Agreement shall govern certain shareholder rights and other matters as set forth in this Agreement.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                       DEFINITIONS.

For purposes of this Agreement, capitalized terms shall have the meanings set forth in Exhibit A attached hereto.

2.                                       REGISTRATION RIGHTS.

The registrations rights of the Investors with respect to the Company and the rights and obligations of the parties with respect to registration of the Company’s Ordinary Shares are set forth on Exhibit B attached hereto. The rights set forth in Exhibit B shall terminate upon the earlier of: (i) the date of the completion of a Liquidation Event, (ii) as to any Holder, when all Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(k) within a ninety (90) day period, and (iii) the date that is five (5) years following the consummation of the Qualified IPO of the Company.

3.                                       INFORMATION AND OBSERVER RIGHTS.

3.1                                 Delivery of Financial Statements.

The Company shall deliver to the Investors:

(a)                                  as soon as practicable, but in any event within ninety (90) days after the end of each financial year of the Company, (i) a consolidated balance sheet as of the last day of such year; (ii) a consolidated income statement for such year; and (iii) a consolidated statement of cash flows for such year; such year-end financial statements to be in reasonable detail, prepared in accordance with an accounting standard acceptable to the Investors, consistently applied and in each case setting forth in comparative form figures for the previous year and audited and certified by independent public accountants of internationally recognized standing selected by the Company with the approval of the Investors and accompanied by a report and opinion thereon by such independent public accountants;

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such quarter; (ii) an unaudited consolidated income statement for such quarter; and (iii) an unaudited consolidated statement of cash flows for such quarter;

(c)                                  as soon as practicable, but in any event within thirty (30) days after the end of each month of each financial year of the Company, (i) an unaudited consolidated balance sheet as of the last day of such month; (ii) an unaudited consolidated income statement for such month; (iii) an unaudited consolidated statement of cash flows for such month; and (iv) a statement of the Company’s capitalization (including the type and amount of the Shares held by each of the then holders of such Shares);

(d)                                 as soon as practicable, but in any event fifteen (15) days prior to the end of each financial year, a proposed budget and business plan for the next financial year to be submitted to the Board for approval (collectively, the “Budget”), prepared on a quarterly basis including, revenues, expenses, cash position, balance sheets and sources and applications of funds statements (including any anticipated or planned capital expenditure or borrowings) for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e)                                  with respect to the financial statements called for in Sections 3.1 (a), (b) and (c), such financial statements shall be accompanied by: (i) an instrument executed by the chief financial officer of the Company and certifying that such financials were prepared in accordance with an accounting standard acceptable to the Investors, consistently applied with prior practice for earlier periods (with the exception, for unaudited statements, such statements may be subject to normal year-end audit adjustments and exclude all footnotes required by applicable accounting standard), and (ii) management’s analysis of results, highlighting notable events and a thorough explanation of any material differences between actual figures, on the one hand and figures for the prior year and figures presented in the Budget on the other hand;

(f)                                    copies of all other documents or other information sent to any Person in such Person’s capacity as a shareholder of the Company;

(g)                                 such other information relating to the financial condition, business, prospects or corporate affairs of the Company as an Investor or any assignee of an Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 3.1(g) or any other Section of Section 3.1 to provide information which the Company reasonably deems in good faith (i) to be a trade secret or similar confidential information or (ii) would adversely affect the attorney-client privilege between the Company and its counsel; or (iii) would breach applicable securities laws or stock exchange regulations;

(h)                                 if for any period the Company shall have any Subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated Subsidiaries;

(i)                                     notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of the registration effecting the IPO, to the extent required under the applicable rules of the jurisdiction in which the registration statement (or similar application for listing of the Ordinary Shares) is to be filed; provided that the Company is actively employing its reasonable best efforts to cause such registration statement to become effective.

3.2                                 Inspection.

Each Investor and such Investor’s representatives shall have the right, at the Investors’ expense, to visit and inspect the Company or any other Group Company’s properties, to examine its books of account and records and to discuss the Company or any other Group Company’s affairs, finances and accounts with its officers, all at such reasonable times during regular working hours as may be reasonably requested by such Investor and upon reasonable advance notice; provided, however, that the Company and any other Group Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information, or would adversely affect the attorney-client privilege between the Company or any other Group Company and its counsel, or breach applicable securities laws or stock exchange regulations.

3.3                                 U.S. Tax Matters.

(a)                                  The Company shall upon the request of any U.S. Investor (a) determine, with respect to such taxable year whether the Company (or any of its Affiliates) is a passive foreign investment company (“PFIC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) (including whether any exception to PFIC status may apply) or is or may be classified as a partnership or branch for U.S. federal income tax purposes, and (b) provide such information reasonably available to the Company as any U.S. Investor may reasonably request to permit such U.S. Investor to elect to treat the Company and/or any such entity (including a Subsidiary of the Company) as a “qualified electing fund” (within the meaning of Section 1295 of the Code) (a “QEF Election”) for U.S. federal income tax purposes. The Company shall also, reasonably promptly upon request, obtain and provide any and all other information reasonably deemed necessary by the U.S. Investor to comply with the provisions of this Section 3.3(a). The Company shall, upon the request of any U.S. Investor, appoint an internationally reputable accounting firm acceptable to the Investors to prepare and submit its U.S. tax filings.

(b)                                 If a determination is made by the Company that the Company is a PFIC for a particular taxable year, then for such year and for each year thereafter, the Company shall also provide each known U.S. Investor within 60 days upon the request of such U.S. Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and any other information reasonably required by a U.S. Investor to comply with any reporting or other requirements in connection with the QEF Election.

(c)                                  The Company shall promptly provide the U.S. Investors with written notice if it (or any of its Subsidiaries) becomes aware that it is a controlled foreign corporation as described in Section 957 of the Code (“CFC”). The Company shall, upon the reasonable request of a U.S. Investor, furnish on a timely basis all information requested by such Investor to satisfy its U.S. federal income tax return filing requirements, if any, arising from its investment in the Company and relating to the Company or any Group Company’s classification as a CFC.

(d)                                 The Company, upon a reasonable request, will comply and will cause its Subsidiaries to comply with all record-keeping, reporting, and other requests reasonably necessary for the Company and its Subsidiaries to allow any U.S. Investor to comply with any applicable U.S. federal income tax Law. The Company, will also provide any known U.S. Investor with any information reasonably requested to allow such U.S. Investor to comply with any applicable U.S. federal income tax Law (including but not limited to information relating to the transfer of any equity interests of the Company (or any Subsidiary) and the issuance or redemption by the Company (or any Subsidiary) of any equity interests).

(e)                                  The Company shall, if reasonably requested by a U.S. Investor, cooperate in determining whether it would be desirable, reasonable and appropriate for the Company and/or any Subsidiary to elect to be classified as a partnership or branch for U.S. federal income tax purposes and, if so, to take all reasonable steps to cause any such elections to be made, including by filing or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form), and the Company shall not permit such election, once made, to be terminated or revoked without the written consent of the U.S. Investors; provided that the

Company shall notify all U.S. Investors prior to the making of any such election.

(f)                                    The Company shall, and shall cause each Group Company to, timely and accurately file tax returns in each jurisdiction in which such returns are required to be filed.

(g)                                 All out-of-pocket expenses incurred by the Company or any Subsidiary, resulting from the affirmative requests of a U.S. Investor pursuant to Sections 3.3(a)-(f) above shall be borne solely by the Company, where such expenses are no more than US$50,000. If such expenses exceed US$50,000, the exceeding portion shall be borne by the requesting US Investor(s).

3.4                                 Observer Rights.

(a)                                  Intel Board Observer.

(i)                                     So long as Intel holds one percentage (1%) or more of the Shares on an as-converted basis, the Company shall permit one representative designated by Intel (the “Intel Observer”) to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity and shall provide to the Intel Observer, concurrently with the members of the Board, and in the same manner, notice of such meeting and a copy of all materials provided to such members. Upon written request by Intel pursuant to Section 5.1(b), the other Investors, the Existing Shareholder and the Company shall exercise their best efforts to cause the Intel Observer to be elected to the Board in a full voting capacity, such efforts to include, among others, voting for and recommending to the shareholders that they vote for the election of the Intel Observer to the Board.

(ii)                                  The Intel Observer designated by Intel under this Section 3.4(a) shall have the authority to act only as a non-voting observer, and without an express written proxy, power of attorney or other express written instrument, the Intel Observer shall not have the power or authority, as agent, attorney-in-fact, or otherwise, to vote shares, to grant waivers, approvals, or consents, to enter into or amend agreements, to accept notices or legal process, or otherwise to represent or act on behalf of Intel in any legally binding manner. The Company shall not be justified in relying on any action of the Intel Observer on behalf of Intel or on any assurance of the Intel Observer relating to any future action or decision of Intel unless and until such action or assurance is expressly acknowledged or ratified in writing by an authorized Intel signatory.

(iii)                               The Intel Observer shall not be recorded or represented to be a member of the Board or to have voted at any Board meetings or on any Board resolutions, nor shall the Intel Observer be counted towards the quorum for any Board meeting or proceeding. All minutes and other records of proceedings of the Board shall clearly distinguish between the differing capacities of attendees or participants and, in the case of individual attendees at Board meetings, between attendance at the meeting and voting on any resolutions or other proceedings. Without limiting any other rights provided elsewhere in this Agreement, the Company agrees promptly on request to provide Intel with true and complete copies of all meeting notices, agendas, Board materials, attendance records, minutes, and other records relating to any Board meetings or proceedings and to make any revisions to minutes or other records requested by Intel to clarify the Intel Observer’s role.

(iv)                              Intel shall have the right to “convert” the Intel Observer into the Intel Director (as defined below) pursuant to Section 5.1(b).

(b)                                 Morningside Board Observer.

(i)                                     If Morningside is not entitled to elect a director to the Board pursuant to Section 5.1(a), the Company shall permit one representative designated by Morningside (the “Morningside Observer”) to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity, provided that Morningside holds one percentage (1%) or more of the Shares on an as-converted basis. The Morningside Observer shall have the same rights and obligations as provided under Section 3.4(a).

(ii)                                  Notwithstanding anything to the contrary in this Section 3.4, in addition to the right which Morningside is entitled to pursuant to Section 5.1(a), Morningside shall have the right (but not the obligation) to appoint the Morningside Observer in the event that Intel “converts” the Intel Observer into the Intel Director pursuant to Section 5.1(b), provided that Morningside holds one percentage (1%) or more of the Shares on an as-converted basis.

(c)                                  Bertelsmann Board Observer.

So long as Bertelsmann holds one percentage (1%) or more of the Shares on an as-converted basis, the Company shall permit one representative designated by Bertelsmann (the “Bertelsmann Observer”) to attend all meetings of the Board and all committees thereof (whether in person, telephonic or other) in a non-voting, observer capacity. The Bertelsmann Observer shall have the same rights and obligations as provided under Section 3.4(a).

3.5                                 Termination of Information, Inspection and Observer Rights.

The covenants set forth in Section 3.1, Section 3.2 and Section 3.4 shall terminate and be of no further force or effect immediately prior to (i) the consummation of the sale of Ordinary Shares in the Company’s IPO, or (ii) upon a Liquidation Event, whichever event shall first occur. The covenants set forth in Section 3.3 shall survive the termination of this Section 3 with respect to the Company’s obligation to any U.S. Investor, so long as such U.S. Investor holds any Ordinary Shares (on an as-converted basis) in the Company.

3.6                                 Confidentiality.

(a)                                  Subject to the provisions in terms of confidentiality as provided in the Purchase Agreement, each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.6(a) by any Investor or persons to whom the Investors are permitted by this Section 3.6 to disclose any confidential information to), (ii) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from such Investor as long as such prospective investor agrees to be bound by the provisions of this Section 3.6(a), (c) to any Affiliate, general partner and limited partner (where such Investor is a fund), member, or shareholder of such Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure, and provided that such Investor ensures that all such persons named above to whom such Investor discloses confidential information are bound by the same provisions of this Section 3.6(a). Notwithstanding any other provision in this Agreement, the confidential information delivered pursuant to Sections 3.1(a) through (e) of this Agreement may not be disclosed by any Investor prior to publication by the parent company of the Company which is listed on the Main Board of The Stock Exchange of Hong Kong Limited of the results for or incorporating the corresponding period, save where such disclosure is (i) publicly available without breach of this provision, (ii) required by Law, (iii) necessary to seek advice from legal advisers, tax consultants or accountants on specific legal, tax or accounting issues, or (iv) made to any Affiliate, general partner or limited partner of an Investor for the sole purpose of monitoring in-house such Investor’s investment in the Company (and not for disclosure to members, shareholders of the Investor or its Affiliates), provided that such Investor ensures that all such persons named above to whom such Investor discloses confidential information are bound by the same provisions of this Section 3.6(a). The Company acknowledges that the Investors are in the business of private equity investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict an Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, provided that such Investor shall be in compliance with its confidentiality obligations hereunder.

(b)                                 Subject to the provisions in terms of confidentiality as provided in the Purchase Agreement, the Company agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than for the discharge of their obligations under this Agreement, any confidential information obtained from an Investor pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.6(b) by the Company), (ii) is or has been independently developed or conceived by the Company without use of any of such Investor’s confidential information or (iii) is or has been made known or disclosed to the Company by a third party without a breach of any obligation of confidentiality such third party may have to such Investor; provided, however, that the Company may disclose confidential information (a) to its legal advisers, accountants, consultants, and other professionals to the extent necessary for the discharge of their obligations under this Agreement, (b) to any Affiliate, partner, member, shareholder or wholly-owned Subsidiary of the Company in the ordinary course of business, or (c) as may otherwise be required by law, provided that the Company take reasonable steps to minimize the extent of any such required disclosure.

(c)                                  Solely for the purpose of this Section 3.6, “Investor” shall not include Intel as long as the Non-Disclosure Agreement (as defined below) is in effect. The Company and Intel shall be governed exclusively by the corporate non-disclosure agreement (No. 7440965) dated May 27, 2009 by and between the Company and Intel Corporation (the “Non-Disclosure Agreement”).

4.                                       RIGHT OF FIRST OFFER.

4.1                                 Right of First Offer.

Subject to the terms and conditions specified in this Section 4.1, and applicable securities laws, in the event the Company proposes to offer or sell any Additional Ordinary Shares, the Company shall first make an offering of such Additional Ordinary Shares to the Investors (the “Offerees” and each an “Offeree”) in proportion to their respective shareholding in the Company in accordance with the following provisions of this Section 4.1. Any Investor Offeree shall be entitled to apportion the right of first offer hereby granted it among themselves and their partners, members and Affiliates in such proportions as it deems appropriate provided that such partners, members and Affiliates do not have any interest in any business, company or asset which competes with the business of the Company or any of its Subsidiaries.

(a)                                  The Company shall deliver a notice, in accordance with the provisions of Section 8.4 hereof, (the “Offer Notice”) to the Offerees stating (i) its bona fide intention to offer such Additional Ordinary Shares, (ii) the number of such Additional Ordinary Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Additional Ordinary Shares.

(b)                                 By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, each Offeree may elect to (but not be obligated to) purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such Additional Ordinary Shares which equals the proportion that the number of Ordinary Shares issued and held or issuable upon conversion of the Preferred Shares (and any other securities convertible into, or otherwise exercisable or exchangeable for, Ordinary Shares) then held, by such Offeree bears to the total number of Ordinary Shares then outstanding on an as-converted basis. The Company shall promptly, in writing, inform each Offeree that elects to purchase all the shares available to it (each, a “Fully-Exercising Holder”) of any other Offeree’s failure to do likewise. During the ten (10) day-period commencing immediately after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Ordinary Shares for which any of the Offerees were entitled to subscribe but which were not subscribed for by the Offerees which is equal to the proportion that the number of Ordinary Shares issued and held, or issuable upon conversion of Preferred Shares then held by such Fully-Exercising Holder bears to the total number of Ordinary Shares issued and held, or issuable upon conversion of the Preferred Shares then held by all Fully-Exercising Holders who wish to purchase such unsubscribed Additional Ordinary Shares.

(c)                                  If all Additional Ordinary Shares referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such Additional Ordinary Shares (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the Offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Additional Ordinary Shares within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Additional Ordinary Shares shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.

(d)                                 The right of first offer set forth in this Section 4.1 may be freely assigned or transferred except that such right is not assignable by an Investor to any Competitor (as defined below) or connected person (as defined in the Listing Rules) of the parent company of the Company which is listed on the Main Board of The Stock Exchange of Hong Kong Limited.

4.2                                 Termination.

The provisions of this Section 4 shall terminate upon the earlier of: (a) the consummation of the Company’s IPO and (b) upon a Liquidation Event.

5.                                       BOARD COMPOSITION AND VOTING MATTERS.

5.1                                 Board Composition.

Each Shareholder agrees to vote all of his, her or its Shares in the Company (whether now owned or hereafter acquired or which the Shareholder may be empowered to vote), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the following persons shall be elected to the Board:

(a)                                  so long as Morningside holds three percentage (3%) or more of Company’s Shares on an as-converted basis, it shall be entitled to elect one (1) director of the Board (the “Series A Director”), initially to be LIU Qin

(b)                                 so long as Intel holds three percentage (3%) or more of Company’s Shares on an as-converted basis, Intel shall have the right, exercisable at any time at its sole discretion by written notice to the Company, to either (i) “convert” the Intel Observer into one (1) director of the Board (the “Intel Director”) and appoint another non-voting observer, or (ii) not “convert” the Intel Observer and elect one (1) other representative to be director of the Board, in each case provided that the number of the directors of the Board shall then accordingly increase up to seven (7) with the remaining director to be appointed by the Existing Shareholder.

(c)                                  The Existing Shareholder shall be entitled to elect four (4) directors of the Board, two of whom shall be then current senior managements of the Company.

5.2                                 Size of the Board; Subsidiaries.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to ensure that the size of the Board shall be set at five (5) directors.

It is further agreed that the board of directors of each of the Domestic Companies, the WFOE, the BVI Co and other Subsidiaries of the Company (including in the event that the Company shall form or acquire any new Subsidiaries), to the extent legally and commercially feasible, shall have same board composition with the Company as determined in accordance with Section 5.1, and the Company and the Existing Shareholder shall procure that such nominee(s) are appointed to the relevant board of directors.

5.3                                 Removal of Board Members.

Each Shareholder also agrees to vote all of his, her or its Shares from time to time and at all times in whatever manner as shall be necessary to ensure that (i) no director elected pursuant to Section 5.1 of this Agreement may be removed from office unless (A) such removal is directed or approved by the affirmative vote of the holders of fifty percent (50%) or more of the shares entitled under Section 5.1 to designate that director or (B) the person(s) or entity(ies) originally entitled to designate or approve such director or occupy such Board seat pursuant to Section 5.1 is no longer so entitled to designate or approve such director or occupy such Board seat; and (ii) any vacancies created by the resignation, removal or death of a director elected pursuant to Section 5.1 shall be filled pursuant to the provisions of Section 5.1. All Shareholders agree to execute any written consents required to effectuate the obligations of this Agreement, and the Company agrees at the request of any Shareholder entitled to designate directors to call a special meeting of shareholders for the purpose of electing directors.

5.4         Drag-Along Right for Qualified IPO.

In the event that the holders of at least two thirds (2/3) of the then outstanding Preferred Shares and the Conversion Shares, by written notice to the Company, demand the Company to initiate a Qualified IPO (the “Demand Notice”), the Company shall, make its best efforts to (i) engage a lead underwriter acceptable to the holders of at least two thirds (2/3) of the then outstanding Preferred Shares and the Conversion Shares, and (ii) consummate such Qualified IPO as soon as practically possible, but in any event within twelve (12) months following the date of the Demand Notice, unless such Qualified IPO is not then practicable in the professional opinion of investment bankers. The Existing Shareholder hereby agrees with respect to all Shares that he, she or it holds and any other Company securities over which he, she or it otherwise exercises dispositive power:

(a)          in the event such transaction requires the approval of shareholders, (a) if the matter is to be brought to a vote at a shareholder meeting, after receiving proper notice of any meeting of shareholders of the Company to vote on the approval of a Qualified IPO, to be present, in person or by proxy, as a holder of Shares, at all such meetings and be counted for the purposes of determining the presence of a quorum at such meetings; and (b) to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of such Qualified IPO and in opposition of any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Qualified IPO; and

(b)         subject to all applicable Laws, rules and regulations, to execute and deliver all related documentation and take such other action in support of the Qualified IPO as shall reasonably be requested by the Company.

Notwithstanding the foregoing, the Existing Shareholder shall not be compelled to take any action that it can reasonably demonstrate violates any applicable Law, listing rules or fiduciary duty.

5.5         Increase in Authorized Share Capital.

Each Shareholder agrees to vote all of its Shares from time to time and at all times, in whatever manner shall be necessary to authorize an increase in the authorized share capital of the Company so that there will be sufficient Ordinary Shares available for conversion of all of the then-outstanding Preferred Shares at any time that an adjustment to the relevant conversion price with respect to the Preferred Shares is made under the Articles.

5.6         Specific Enforcement.

Each Shareholder acknowledges and agrees that each Party hereto will be irreparably damaged in the event any of the provisions of this Section 5 are not performed by the Shareholder in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of competent jurisdiction, in addition to any other remedy to which the

Parties may be entitled at law or in equity. Each of the Parties to this Agreement hereby consents to personal jurisdiction in any such action brought in the courts of Hong Kong.

5.7         Term.

The provisions of this Section 5 shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earlier to occur of (a) the consummation of a Qualified IPO, and (b) a Liquidation Event; provided, however, that the provisions of Section 5.5 shall survive until the Investors have converted all of their Preferred Shares into Ordinary Shares.

6.               RIGHT OF FIRST REFUSAL, CO-SALE AND RESTRICTIONS ON SALE.

6.1         Restrictions on Transfer.

(a)          Transfer of Shares.

Any proposed assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering, through one or a series of transactions, of any interest in any Shares now or hereafter owned or held by any Shareholder either directly or indirectly (in each case, a “Transfer”) shall be made in compliance with the terms of this Section 6. For avoidance of doubt, any change in the equity interest of the Existing Shareholder that is an entity, including without limitation as a result of (i) the issuance or redemption by the Existing Shareholder of any portion of its outstanding shares or equity, or (ii) a Transfer of the Existing Shareholder’s equity by its equity holder, shall constitute a Proposed Transfer (as defined below) for purposes of this Agreement.

(b)         Prohibition on Transfer of Ordinary Shares.

In addition to the restrictions set forth in Sections 6.2 and 6.3, without the prior consent of the Investors pursuant to Section 7.1, the Existing Shareholder and any transferee of the Existing Shareholder’s interest (the Existing Shareholder and such transferee, each a “Restricted Shareholder”), shall not effect a Transfer prior to a Qualified IPO.

(c)          Restriction on Transfer of Preferred Shares.

Notwithstanding anything to the contrary herein, each of the Investors may, whether in a single transaction or in a series of transactions, make a Transfer of its outstanding Preferred Shares at any time prior to a Qualified IPO to any third party who is not any of its successors and permitted assigns, provided, however, that any Investor shall not, without the prior written consent of the Company, make a Transfer of any of its Preferred Shares to any Competitor or any connected person (as defined in the Listing Rules) of the parent company of the Company which is listed on the Main Board of The Stock Exchange of Hong Kong Limited. For the purpose of this provision, “Competitor” shall mean the following companies or their respective wholly owned subsidiaries and their respective Affiliates, which list of companies shall be reviewed and changed annually by the Board of the Company (including the affirmative consent of the Series A Director).

1. 新浪, 2. 搜狐, 3. QQ, 4. 网易, 5. 央视网, 6. 新华网, 7. 人民网, 8. 文广集团, 9. 空中网, 10. SK Telecom, 11. Docomo, 12. 和记黄埔, 13. 复兴集团, 14. 微软, 15. Google

6.2         Right of First Refusal.

(a)          Proposed Transfer Notice; Company Right of First Refusal.

Each Restricted Shareholder (including its successors and permitted assigns)(a “Transferor”) proposing to make a Transfer (a “Proposed Transfer”) must deliver a notice (the “Proposed Transfer Notice”) to the Company and each of the Investors (each Investor, an “Eligible Holder”) no later than sixty (60) calendar days prior to the consummation of such Proposed Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions of the Proposed Transfer, including without limitation a description of the Shares (the “Transfer Shares”) that such Transferor may propose to transfer, and the identity of the Prospective Transferee. In the event of a conflict between this Agreement and any other agreement that may have been entered into by a Transferor with the Company that contains a preexisting right of first refusal, the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 6.2.

(b)         Grant of Right of First Refusal to Eligible Holders. Each Transferor hereby unconditionally and irrevocably grants to each Eligible Holder (including its successors and permitted assigns) a right of first refusal (the “Right of First Refusal”) to purchase its Pro Rata ROFR Share (as defined below) of any Transfer Shares. To exercise its Right of First Refusal, an Eligible Holder must deliver an exercise notice to the Transferor and the Company indicating the number of Transfer Shares such Eligible Holder wishes to purchase within thirty (30) calendar days after delivery of the Proposed Transfer Notice (the “ROFR Exercise Period”).

An Eligible Holder’s “Pro Rata ROFR Share” of a specified quantity of Transfer Shares shall mean that number of Transfer Shares which equals the specified quantity of Transfer Shares proposed to be transferred by the Transferor, multiplied by a fraction equal to (i) the number of Shares then held by such Eligible Holder (on an as converted basis and including Ordinary Shares issued upon conversion thereof), divided by (ii) the total number of Shares (on an as converted basis and including Ordinary Shares issued upon conversion thereof) then held by all Eligible Holders.

(c)          Under-subscription of Transfer Shares. If rights to purchase the Transfer Shares have been exercised by the Eligible Holders with respect to some but not all of the Transfer Shares by the end of the ROFR Exercise Period, then, within five (5) calendar days after the expiration of the ROFR Exercise Period, the Transferor shall send written notice (the “Undersubscription Notice”) of the foregoing to the Company and those Eligible Holders who have fully exercised their Right of First Refusal within the ROFR Exercise Period (the

“Exercising Eligible Holder”). Each Exercising Eligible Holder shall have an additional right to purchase all or any part of its Pro Rata ROFR Share (as defined below) of the balance of any such remaining unsubscribed Transfer Shares on the terms and conditions set forth in the Proposed Transfer Notice. To exercise its rights to purchase additional Transfer Shares pursuant to this Section 6.2(c), an Exercising Eligible Holder must deliver to the Transferor and the Company an exercise notice indicating the additional number of Transfer Shares such Exercising Eligible Holder wishes to purchase within ten (10) calendar days after the receipt of the Undersubscription Notice (the “Undersubscription Exercise Period”). Within five (5) calendar days after the expiration of the Undersubscription Exercise Period, the Transferor shall give written notice to the Company and each Eligible Holder specifying the number of Transfer Shares that have been subscribed by each Eligible Holder exercising its Right of First Refusal (the “Confirmation Notice”).

An Exercising Eligible Holder’s “Pro Rata ROFR Share” of a specified quantity of Transfer Shares shall mean that number of Transfer Shares which equals the specified quantity of remaining unsubscribed Transfer Shares proposed to be transferred by the Transferor, multiplied by a fraction equal to (i) the number of Shares then held by such Exercising Eligible Holder (on an as converted basis and including Ordinary Shares issued upon conversion thereof), divided by (ii) the total number of Shares (on an as converted basis and including Ordinary Shares issued upon conversion thereof) then held by all Exercising Eligible Holders.

(d)         Consideration; Closing. If the consideration proposed to be paid for the Transfer Shares is in property, services or other non-cash consideration, the fair market value of the consideration shall be determined in good faith by the Board. If the Company or any Eligible Holder cannot for any reason pay for the Transfer Shares in the same form of non-cash consideration, the Company or such Eligible Holder may pay the cash value equivalent thereof, as determined by the Board. The closing of the purchase of the Transfer Shares by the Eligible Holders shall take place, and all payments from the Eligible Holders shall have been delivered to the Transferor, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (ii) ten (10) calendar days after delivery of the Confirmation Notice.

6.3         Right of Co-Sale.

(a)          If any Transfer Shares subject to a Proposed Transfer are not purchased pursuant to Section 6.2 above and thereafter are to be sold to a Prospective Transferee (such Transfer Shares, the “Co-Sale Eligible Shares”), each Eligible Holder that has not exercised its rights under Section 6.2(b) (each a “Co-Sale Eligible Holder”) may elect to exercise its right (a “Right of Co-Sale”) and participate on a pro-rata basis in the Proposed Transfer on the same terms and conditions specified in the Proposed Transfer Notice. To exercise its Right of Co-Sale the Co-Sale Eligible Holder must give the Transferor written notice to that effect within fifteen (15) calendar days (the “Co-Sale Period”) after receipt of the Confirmation Notice as provided in Section 6.2(c), and upon giving such notice the Co-Sale Eligible Holder shall be deemed to have effectively exercised the Right of Co-Sale.

(b)         Each Co-Sale Eligible Holder, by timely exercising its Right of Co-Sale by delivering the written notice provided for above in Section 6.3(a) may include in the Proposed Transfer all or any part of its Shares equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Eligible Shares by (ii) a fraction, the numerator of which is the number of Shares then held by such Co-Sale Eligible Holder (on an as converted basis and including Ordinary Shares issued upon conversion thereof) immediately prior to the consummation of the Proposed Transfer and the denominator of which is the total number of Shares (on an as converted basis and including Ordinary Shares issued upon conversion thereof) then held by all Co-Sale Eligible Holders immediately before consummation of the Proposed Transfer, plus the number of Shares held by the Transferor. To the extent that one or more of the Co-Sale Eligible Holders exercises such right of participation in accordance with the terms and conditions set forth herein, the number of Co-Sale Eligible Shares that the Transferor may sell in the Proposed Transfer shall be correspondingly reduced.

(c)          The sale of the Co-Sale Eligible Shares and remaining Transfer Shares shall occur within twenty-five (25) calendar days from the beginning of the Co—Sale Period (the “Co-Sale Closing”). For avoidance of doubt, the Right of Co—Sale shall not apply with respect to Transfer Shares sold or to be sold to the Eligible Holders under the Right of First Refusal in Section 6.2.

(d)         A Co-Sale Eligible Holder shall effect its participation in the Proposed Transfer by delivering to the Transferor, prior to the Co-Sale Closing, one or more share certificates, properly endorsed for transfer to the Prospective Transferee, representing:

(i)             the number of Ordinary Shares that such Eligible Holder elects to include in the Proposed Transfer; or

(ii)          the number of Preferred Shares that are at such time convertible into the number of Ordinary Shares that such Eligible Holder elects to include in the Proposed Transfer; provided, however, that if the Prospective Transferee objects to the delivery of convertible Preferred Shares in lieu of Ordinary Shares, such Eligible Holder shall first convert the Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided above. The Company agrees to make any such conversion concurrent with and contingent upon the actual transfer of such shares to the Prospective Transferee.

(e)          The terms and conditions of any sale pursuant to this Section 6.3 will be contained in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction.

(f)            Each share certificate a Co-Sale Eligible Holder delivers to the Transferor pursuant to Section 6.3(c) above will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the

Transfer Shares pursuant to the terms and conditions specified in the Proposed Transfer Notice and the purchase and sale agreement, and the Transferor shall concurrently therewith remit to each Co-Sale Eligible Holder the portion of the sale proceeds to which such Co-Sale Eligible Holder is entitled by reason of its participation in such sale. If any Prospective Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Co- Sale Eligible Holder exercising its Right of Co-Sale hereunder, no Transferor may sell any Transfer Shares to such Prospective Transferee or Transferees unless and until, simultaneously with such sale, such Transferor purchases all securities subject to the Right of Co-Sale from such Co-Sale Eligible Holder.

6.4   Proposed Transfer - Compliance Period

If any Proposed Transfer is not consummated within seventy-five (75) days after receipt of the Proposed Transfer Notice by the Eligible Holders, the Transferor proposing to make a Proposed Transfer may not sell any Transfer Shares unless such Transferor has complied in full with each provision of this Section 6. The exercise or election not to exercise any right by any Eligible Holder hereunder shall not adversely affect its right to participate in any other sales of Transfer Shares subject to this Section 6.

6.5   Effect of Failure to Comply.

(a)   Any Proposed Transfer not made in compliance with the requirements of this Agreement (including without limitation this Section 6) shall be null and void ab initio, shall not be recorded on the books or register of the Company or its transfer agent and shall not be recognized by the Company. Each Party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other Parties hereto for which monetary damages alone could not adequately compensate. Therefore, the Parties hereto unconditionally and irrevocably agree that any non-breaching Party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Shares not made in strict compliance with this Agreement).

(b)   If the Existing Shareholder purports to sell any Shares in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Eligible Holder, in addition to such remedies as may be available by law, in equity or hereunder, is entitled to require such Transferor to purchase Shares from the Eligible Holder, as provided below, and such Transferor will be bound by the terms of such option. If a Transferor makes a Prohibited Transfer, each Eligible Holder upon timely exercise of its Right of Co-Sale under Section 6.3 may require such Transferor to purchase from such Eligible Holder the type and number of Shares that such Eligible Holder would have been entitled to sell to the Prospective Transferee under Section 6.3 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 6.3. The sale will be made on the same terms and subject to the same conditions as would have applied had the Transferor not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Eligible Holder learns of the

Prohibited Transfer, as opposed to the timeframe prescribed in Section 6.3. Such Transferor shall also reimburse such Eligible Holder for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under Section 6.3.

6.6   Exempt Transfers.

Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 6.1(b), Section 6.2 and Section 6.3 shall not apply: (i) to a repurchase of Shares from a Transferor by the Company at a price no greater than that originally paid by such Transferor for such Shares and pursuant to an agreement containing vesting and/or repurchase provisions under the Share Plan, (ii) in the case of a Transferor that is a natural person, upon a transfer of Shares by such Transferor, either during his or her lifetime or on death by will or intestacy, to his or her Immediate Family Members or any other relatives approved by the Board, or any custodian or trustee for the account of a Transferor or a Transferor’s Immediate Family Members, (iii) to a transfer by any holder of Ordinary Shares to any subsidiary whose equity securities are one hundred percent owned by such holder of Ordinary Shares, a parent company owning, directly or indirectly, one hundred percent of the equity securities in such holder of Ordinary Shares, or a subsidiary (directly or indirectly) whose equity securities are one hundred percent owned by such parent company, or (iv) the sale of any Shares to the public in a Qualified IPO.

6.7   Term.

The provisions of this Section 6 shall terminate upon the earlier of (i) the consummation of a Qualified IPO and (ii) the occurrence of a Liquidation Event.

7.     ADDITIONAL COVENANTS.

7.1   Protective Provisions: Matters Requiring the Approval of Holders of Preferred Shares.

(a)   In addition to any other vote or consent required elsewhere in this Agreement, the Articles or by any applicable statute, each of the Company and any other Group Companies hereby covenants and agrees with the Investors that it shall not, either directly or indirectly, by amendment, waiver, merger or otherwise (or permit any Group Company to do (substituting references to “Company” with “Group Company” in the provisions and defined terms below as the context requires)), take any of the following actions without the prior affirmative approval or consent of the holders of at least two thirds (2/3) of the then outstanding Preferred Shares:

(i)            any amendment, modification or change of any rights, preferences, privileges or powers of, or any restrictions provided for the benefit of, the holders of Preferred Shares;

(ii)           the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Preferred Shares, whether in terms of voting rights, dividends, liquidation preferences, conversion rights, adjustment to conversion prices, redemption rights or otherwise, excluding issuances to eligible persons pursuant to the Share Plan;

(iii)          repurchase or redemption of shares (other than pursuant to the terms herein, or conditions upon which such shares are issued and in both cases in accordance with the repurchase or redemption provisions in the Articles) and the issuance of shares with such rights of repurchase or redemption;

(iv)          stock split, share consolidation or stock dividend, reclassification or other forms of restructuring of share capital;

(v)           any amendment, repeal, modification or change of any provision of the Articles of the Company or the constitutional documents of any other Group Company;

(vi)          any change in the business scope or nature of the business of the Group Companies (taken as a whole);

(vii)         any merger, amalgamation, sale, consolidation of any Group Company with or into any other entity or entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effects as any of the foregoing, or other forms of restructuring of any Group Company;

(viii)        public offering of any debt or equity securities of any Group Company;

(ix)           liquidation, dissolution or winding up of any Group Company;

(x)            the sale or disposal of or creation of any encumbrance over all or substantially all of the assets of any Group Company or any material asset or undertaking of any Group Company as a result of which such Group Company may not be able to continue or maintain its normal business or the scale of its normal business;

(xi)           transactions between any Group Company and any of its shareholders, directors, officers, employees or other insiders and any of their family members or affiliates other than transactions occurring in the ordinary course of business and on an arms-length basis and upon full disclosure in writing to the holders of Preferred Shares;

(xii)                             creation of any mortgage, pledge, lien, charge on all or any assets or rights (including intellectual property rights) of the Group Companies (taken as a whole) (other than those in favor of any Group Company) in excess of RMB10,000,000, or providing any type of guarantee by the Group Companies (taken as a whole) (other than those in favor of any Group Company) in excess of RMB10,000,000 and such mortgage, pledge, lien, charge or guarantee is not provided in the annual budget of the Group Companies (taken as a whole);

(xiii)                          any increase or decrease in the number of the board of directors of any Group Company;

(xiv)        appointment or removal of the auditors of any Group Company and the determination of their fees, remuneration or other compensation;

(xv)         any extraordinary increase in remuneration, compensation or other benefits (excluding employees’ share options) of any of the five (5) most highly compensated employees of the Group Companies (taken as a whole) of any such individual above 30% of their current entitlements; and

(xvi)        the incurrence of any expenditure or indebtedness or assumption of any financial obligations or the issue, assumption, or creation of any liability for borrowed money by any Group Company (in one transaction or a series of related transactions) other than those as provided in the annual budget, in excess of US$1,000,000.

(b)   Any decision to depart from the Company’s current policy of not declaring, accruing or paying dividend on any Shares which is not acceptable to the Series A director would give rise to an early and immediate redemption right to each of the Investors.

(c)   Replacement of and additional appointment to the current chief executive officer, the chief financial officer, the chief operating officer of the Company, or their equivalent as of the date of this Agreement which is not acceptable to the Series A director would give rise to an early and immediate redemption right to each of the Investors.

(d)   Any significant departure of more than 50% in the forecasted profit of an annual budget or any significant departure of a business plan in the adoption of such annual budget or setting any milestones or corporate benchmarks for the Group Companies from the three-year projections and the business plan submitted by the Company to the Investors in connection with the transactions contemplated under the Purchase Agreement would give rise to an early and immediate redemption right to each of the Investors.

(e)   The creation, adoption or amendment of any equity incentive plan, or equivalent, for the benefit of the Group Companies’ employees, directors and consultants and the amendment to any terms and conditions thereof (save as mandatorily required by the Hong Kong Stock Exchange rules), which is not acceptable to the Series A director would give rise to an early and immediate redemption right to each of the Investors.

(f)    For the avoidance of doubt, the Existing Shareholder shall not in any event be liable under any Transaction Document in respect of any early redemption of the Preferred Shares under the Transaction Documents (as defined in the Purchase Agreement), or any Breach (as defined in the Purchase Agreement) or alleged Breach (as defined in the Purchase Agreement) of any provision solely in connection with redemption of the Preferred Shares under the Transactions Documents(as defined in the Purchase Agreement).

7.2   Meetings of the Board.

Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed upon schedule.

7.3   Successor Indemnification.

In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately prior to such transaction, whether in the Articles or elsewhere, as the case may be.

7.4   Business Principles.

Each of the Group Companies agrees and undertakes to the Investors that the business of such Group Company will be designed and carried on in accordance with the following business principles (collectively, the “Business Principles”), namely, in a way that:

(a)   provides safe and healthy working conditions for its employees and contractors;

(b)   encourages the efficient use of natural resources and promotes the protection of the environment;

(c)   treats all employees fairly in terms of recruitment, progression, remuneration and conditions of work, irrespective of gender, race, color, language, disability, political opinion, age, religion, or national/social origin;

(d)   allows consultative work-place structures and associations that provide employees with an opportunity to present their views to management;

(e)   takes account of the impact of its operations on the local community and seeks to ensure that potentially harmful occupational health and safety, environmental and social effects are properly assessed, addressed and monitored;

(f)    upholds high standards of business integrity and honesty, and operates in accordance with local laws and international good practice (including those intended to fight extortion, bribery and financial crime);

(g)   implements a social and environmental management system that enables effective identification, management and monitoring of any risks and provides a framework for action; and

(h)   provides for the reporting of the company’s compliances with the Business Principles in an annual report by the company to its Board in a manner that allows a reader to make an informed assessment of the business of the

Company and, to the extent relevant, its subsidiary undertakings as against the requirements of the Business Principles.

7.5                                 Subsidiaries.

All material aspects of the formation, maintenance and compliance of any direct or indirect Subsidiary or entity Controlled by the Company, whether now in existence or formed in the future, shall be subject to the review and approval by the Board (including approval by the Series A Director), and the Company shall promptly provide the Investors with copies of all material related documents and correspondence. The Company and the Existing Shareholder shall ensure that the board of directors of any of its Subsidiaries, shall not have independent decision making power over their respective entities, and that the Company shall have sole decision making power over all business and affairs of any of its Subsidiaries; provided that, in lieu thereof, at the written election of the holders of a majority of Registrable Securities, the board of directors of each current or future Subsidiary shall be the same size, and shall consist of the same persons as directors, as those of the Company, and such directors shall be appointed and removed by the appointing parties in the same manner, if permitted under the Laws of the jurisdiction of such Subsidiary, as provided for the Board in Section 5.1 above.

7.6                                 Insurance.

The Company shall use its reasonable best efforts to obtain from financially sound and reputable insurers directors and officers liability insurance each in an amount satisfactory to the Board, and will use reasonable best efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued. Such insurance policy shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board including approval by the Series A Director.

7.7                                 Termination of Covenants.

The covenants set forth in this Section 7 (other than Section 7.4) shall terminate and be of no further force or effect upon (a) the consummation of a Qualified IPO, or (b) upon the consummation of a Liquidation Event, whichever event shall first occur.

8.                                       MISCELLANEOUS.

8.1                                 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong as to matters within the scope hereof, without regard to its principles of conflicts of laws.

8.2                                 Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.3                                 Headings and Subheadings.

The headings and subheadings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4                                 Notices.

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address, or to such facsimile number or address as set forth on Schedule 3 hereto or as subsequently modified by written notice given in accordance with this Section 8.4.

8.5                                 Costs of Enforcement.

If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses by the prevailing party, including, without limitation, all reasonable legal adviser’s fees, as directed by the relevant court.

8.6                                 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the Existing Shareholder, and (iii) each Investor. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination or waiver applies to all Investors in the same fashion. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any Party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 8.6 shall be binding on all Parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

8.7                                 Severability.

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.8                                 Aggregation of Shares.

All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

8.9                                 Entire Agreement.

This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled.

8.10                           Transfers, Successors and Assigns.

(a)                                  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)                                 Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Assumption Agreement substantially in the form attached hereto as Exhibit C. Upon the execution and delivery of an Assumption Agreement by any transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. By execution of this Agreement or of any Assumption Agreement, each of the Parties appoints the Company as its attorney in fact for the purpose of executing any Assumption Agreement that may be required to be delivered under the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.10. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 8.11.

8.11                           Legend.

(a)           Each certificate representing Shares issued by the Company shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS’ AGREEMENT BY AND AMONG THE SHAREHOLDER, THE COMPANY AND CERTAIN

OTHER HOLDERS OF SHARES OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b)                                 The Existing Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 8.11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the Holder.

8.12                           Dispute Resolution.

(a)                                  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(b)                                 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(c)                                  The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 8.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 8.12 shall prevail.

(d)                                 The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(e)                                  Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(f)                                    The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(g)                                 Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

8.13                           Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.14                           Conflict with Articles.

In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Articles or other constitutional documents, the terms of this Agreement shall prevail as between the shareholders of the Company only. The Investors and the Existing Shareholder shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

8.15                           Waiver.

The Company acknowledges that Intel will likely have, from time to time, information that may be of interest to the Company or its Subsidiaries or Affiliates (“Information”) regarding a wide variety of matters including, by way of example only, (i) Intel’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments Intel has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with those of the Company or its Subsidiaries or Affiliates, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company or any of its Subsidiaries or Affiliates. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries or Affiliates. Such Information may or may not be known by the Intel Observer. The Company, as a material part of the consideration for this Agreement, agrees that the Intel Observer and Intel shall have no duty to disclose any Information to the Company or its Subsidiaries or Affiliates, or permit the Company or any of its Subsidiaries or Affiliates to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries or Affiliates if it were aware of such Information, and hereby waives, to the extent permitted by Law, any claim based on the corporate opportunity doctrine or otherwise that could limit Intel’s ability to pursue opportunities based on such Information or that would require Intel, any Intel’s representative or the Intel Observer to disclose any such Information to the Company or any of its Subsidiaries or Affiliates or offer any opportunity relating thereto to the Company or any of its Subsidiaries or Affiliates.

8.16        Use of “Intel” Name or Logo.

Without the prior written consent of Intel, and whether or not Intel is then a shareholder of the Company, neither the Group Company nor any other Shareholder shall use, publish or reproduce the name “Intel” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:	PHOENIX NEW MEDIA LIMITED

	By:	/s/ Keung Chui
	Name:	Keung Chui
	Capacity:	Director

BVI CO	PHOENIX SATELLITE TELEVISION INFORMATION LIMITED

	By:	/s/ Keung Chui
	Name:	Keung Chui
	Capacity:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

DOMESTIC COMPANIES	BEIJING TIANYING JIUZHOU NETWORK TECHNOLOGY CO., LTD.
（北京天盈九州网络技术有限公司）

	By:	/s/ Ming Chen
	Name:	Ming Chen
Capacity:

YIFENG LIANHE (BEIJING) TECHNOLOGY CO., LTD
（怡丰联合（北京）科技有限责任公司）

	By:	/s/ Ming Chen
	Name:	Ming Chen
Capacity:

WFOE	FENGHUANG ON-LINE (BEIJING) INFORMATION TECHNOLOGY CO., LTD.
（凤凰在线（北京）信息技术有限公司）

	By:	/s/ Shuang Liu
	Name:	Shuang Liu
	Capacity:	Director

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

For and on behalf of

EXISTING SHAREHOLDER	PHOENIX SATELLITE TELEVISION HOLDINGS LIMITED

/s/ Jiyan Wang
Authorized Signature(s)

By:	/s/ Jiyan Wang
Name:	Jiyan Wang

For and on behalf of
PHOENIX SATELLITE TELEVISION (B.VI.)HOLDING LIMITED

/s/ Keung Chui
Authorised Signature(s)

By:	/s/ Keung Chui
Name:	Keung Chui

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

(on behalf of each of the following individual shareholders as set forth below)

PHOENIX NEW MEDIA LIMITED

By:	/s/ Keung Chui
Name:	Keung Chui
Capacity:	Director

Shareholder	PRC ID Number	Shareholder	PRC ID Number
KOU Zhipeng (寇志鹏)	150203197408010056	HUANG Rui (黄睿)	350102198105022834
LAN Bo (兰波)	422802197809060031	XIA Minghua (夏明华)	342622196508114059
WANG Cheng (王成)	321027197606105710	ZHANG Wei (张维)	220521198204067423
LIU Dan (刘丹)	110103198208020665	XU Xueling (许雪玲)	431081197812070823
KE Wenxing (柯文兴)	450203198402271058	ZHANG Xueqin (张学勤)	230502198405191546
XU Xinxin (徐欣欣)	410423198302259018	CHEN Tao (陈涛)	110111198011288238
WU Zhaohui (吴兆辉)	372925198110206914	ZHANG Jiantao (张剑涛)	410482760307105
HAN Xu (韩旭)	110108198103126836	YANG Guang (杨光)	11010519781106007X
ZHOU Xiaolei (周晓磊)	110105198107048610	SHU Yan (舒妍)	530102198211153727
SUN Yanna (孙艳娜)	150204198502010029	WU Le (伍乐)	513001197712250632

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	MORNINGSIDE CHINA TMT FUND I, L.P.,		)
	a Cayman Islands exempted limited partnership		)
)
	By:		)
	MORNINGSIDE CHINA TMT, GP, L.P.,		)
	a Cayman Islands exempted limited partnership,		)
	its general partner		)
)
	By:		)
	TMT GENERAL PARTNER LTD.,		)
	a Cayman Islands limited company,		)
	its general partner		)
)
	in	on	)
)
	/s/ Raymond Tang		)
	Director/Authorised Signatory		)
)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	MORNINGSIDE CHINA TMT FUND I, L.P.,		)
	a Cayman Islands exempted limited partnership		)
)
	By:		)
	MORNINGSIDE CHINA TMT, GP, L.P.,		)
	a Cayman Islands exempted limited partnership,		)
	its general partner		)
)
	By:		)
	TMT GENERAL PARTNER LTD.,		)
	a Cayman Islands limited company,		)
	its general partner		)
)
	in	on	)
)
	/s/ Jianming Shi		)
	Director/Authorised Signatory		)
)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	INTEL CAPITAL CORPORATION

	By :	/s/ Michael J Scown
	Name :	Michael J Scown
	Title :	Authorised Signatory

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTORS:	SIGNED for and on behalf of
BERTELSMANN ASIA INVESTMENTS AG

	By :	/s/ Erich Kalt
	Name :	Erich Kalt
	Title :	Authorized Signatory

SCHEDULE 1

LIST OF INVESTORS

Morningside China TMT Fund I, L.P.

Intel Capital Corporation

Bertelsmann Asia Investments AG

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SCHEDULE 2A

LIST OF EXISTING SHAREHOLDER

PHOENIX SATELLITE TELEVISION HOLDINGS LIMITED

PHOENIX SATELLITE TELEVISION (B.V.I.) HOLDING LIMITED

1

SCHEDULE 3

NOTICES

Company	WFOE

Address:	Address:

No. 2-6 Dai King Street	16F, Fusheng Building, Tower 2,
Tai Po Industrial Estate	No. 4, Huixing Dong Jie,
Tai Po, N.T., Hong Kong	Caoyang District,Beijing,100029

Fax: 852 2200 8899	Fax: 86 10 84458002

Tian Ying	Yi Feng

Address:	Address:

16F, Fusheng Building, Tower 2,	16F, Fusheng Building, Tower 2,
No. 4, Huixing Dong Jie,	No. 4, Huixing Dong Jie,
Caoyang District,Beijing,100029	Caoyang District,Beijing,100029
Fax: 86 10 84458002	Fax: 86 10 84458002

Existing Shareholder	Investors

Address:	Morningside China TMT Fund I, L.P.

No. 2-6 Dai King Street	Address:
Tai Po Industrial Estate
Tai Po, N.T., Hong Kong	c/o 22/F, Hang Lung Centre,
2-20, Paterson Street,
Fax: 852 2200 8899	Causeway Bay, Hong Kong

Fax: +852 2577 3509

BVI Co	Investors

No. 2-6 Dai King Street	Intel Capital Corporation
Tai Po Industrial Estate
Tai Po, N.T., Hong Kong	Address:

Fax: 852 2200 8899	Intel Capital Corporation
c/o Intel Semiconductor Ltd.
32/F, Two Pacific Place
88 Queensway, Central
Hong Kong
Attn: APAC Portfolio Management

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Fax: +852 2240 3775

With an electronic copy to the following
email address:
APACportfolio@intel.com

Investors

Bertelsmann Asia Investments AG

Address: Unit 2804-2805, SK Tower, 6A
Jianguomenwai Avenue
Chaoyang District,
Beijing 100022, P.R. China
Attn: Yu, Long
Fax No.: (8610) 6563-0376

CC: Martin Dannhoff
Address: Bertelsmann AG,
Carl-Bertelsmann
Straße 270, 33311 Gütersloh
Fax No.: +49 (0) 52 41-80-9324

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EXHIBIT A

DEFINITIONS

For purposes of this Agreement, capitalized terms shall have the meanings set forth in this Exhibit A.

1.                             The term “Additional Ordinary Shares” means all Ordinary Shares or Ordinary Share Equivalents issued by the Company after the date hereof; provided that the term “Additional Ordinary Shares” does not include (i) Ordinary Shares issued or issuable under the Share Plan; (ii) Ordinary Shares issued or issuable in connection with any share split, share dividend, combination, recapitalization or other similar transaction of the Company; (iii) Ordinary Shares issued or issuable upon conversion or exercise of the Preferred Shares; (iv) Ordinary Shares issued in connection with a bona fide business acquisition by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, as unanimously approved by the Board; and (v) Ordinary Shares issued to one or more strategic corporate partners, as unanimously approved by the Board.

2.                             The term “Affiliate” means, with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.

3.                             The term “Agreement” has the meaning ascribed to such term in the Preamble to this Agreement.

4.                             The term “Articles” means the Company’s Amended and Restated Memorandum and Articles of Association, as amended from time to time.

5.                             “Bertelsmann” means Bertelsmann Asia Investments AG, including its respective successors and permitted assigns.

6.                             The term “Board” means the Company’s Board of Directors.

7.                             The term “Budget” has the meaning ascribed to such term in Section 3.1(d).

8.                             The term “Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Beijing and Hong Kong are authorized or required to be closed for the conduct of regular banking business.

9.                             The term “Business Principles” has the meaning ascribed to such term in Section 7.4.

10.                       The term “CFC” has the meaning ascribed to such term in Section 3.3(c).

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11.                       The term “Closing” means the closing of the sale and purchase of the Preferred Shares in accordance with the Purchase Agreement.

12.                       The term “Code” has the meaning ascribed to such term in Section 3.3(a).

13.                       The term “Company” shall mean PHOENIX NEW MEDIA LIMITED, an exempted company duly incorporated and validly existing in the Cayman Islands.

14.                       The term “Confirmation Notice” has the meaning ascribed to such term in Section 6.2(c).

15.                       The term “Conversion Shares” means Ordinary Shares issued or issuable upon conversion of any Preferred Shares.

16.                       The term “Co-Sale Eligible Holder” has the meaning ascribed to such term in Section 6.3(a).

17.                       The term “Co-Sale Eligible Shares” has the meaning ascribed to such term in Section 6.3(a).

18.                       The term “Co-Sale Closing” has the meaning ascribed to such term in Section 6.3(c).

19.                       The term “Co-Sale Period” has the meaning ascribed to such term in Section 6.3(a).

20.                       The term “Domestic Companies” has the meaning ascribed to such term in the preamble to this Agreement

21.                       The term “Domestic Company” has the meaning ascribed to such term in the preamble to this Agreement.

22.                       The term “Eligible Holder” has the meaning ascribed to such term in Section 6.2(a).

23.                       The term “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any comparable law of any other jurisdiction in which the Company’s Shares are subject to regulation.

24.                       The term “Exercising Eligible Holder” has the meaning ascribed to such term in Section 6.2(c).

25.                       The term “Existing Shareholder” has the meaning ascribed to such term in the Preamble to this Agreement.

26.                       The term “Form S-3” or “Form F-3” means such form under the Securities Act as in effect on the date hereof (including Form S-3 or Form F-3, as appropriate) or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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27.                       The term “Fully-Exercising Holder” has the meaning ascribed to such term in Section 4.1(b).

28.                       The term “GAAP” means the generally accepted accounting principles.

29.                       The term “Group Companies” means the Company, the BVI Co, the WFOE, (and as from the date on which the Control Documents take effect, but not before) each of the Domestic Companies and any other direct or indirect Subsidiary of a Group Company collectively, and the Group Company means any one of them. Notwithstanding the foregoing, Group Companies shall not include PHOENIXi Investment Limited, PHOENIXi INC and Guofeng On-line (Beijing) Information Technology Co., Ltd.

30.                       The term “HKIAC” has the meaning ascribed to such term in Section 8.12(b).

31.                       The term “Holder” means, for purposes of Exhibit B, any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under Exhibit B have been duly assigned in accordance with this Agreement.

32.                       The term “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

33.                       The term “BVI Co” has the meaning ascribed to such term in the Preamble to this Agreement.

34.                       The term “Immediate Family Member” means a child, stepchild, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

35.                       The term “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

36.                       The term “Intel” means Intel Capital Corporation, including its respective successors and permitted assigns.

37.                       The term “Intel Director” has the meaning ascribed to such term in Section 5.1(b).

38.                       The term “Intel Observer” has the meaning ascribed to such term in Section 3.4.

39.                       The term “Investor” or “Investors” has the meaning ascribed to such term in the Preamble to this Agreement.

40.                       The term “IPO” means the Company’s first underwritten public offering of its Ordinary Shares and listing on an internationally-recognized securities exchange

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41.                       The term “Liquidation Event” has the meaning ascribed to such term the Articles.

42.                       The term “Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

43.                       The term “Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

44.                       The term “Morningside” means Morningside China TMT Fund I, L.P., including its respective successors and permitted assigns.

45.                       The term “Offer Notice” has the meaning ascribed to such term in Section 4.1(a).

46.                       The term “Offerees” has the meaning ascribed to such term in Section 4.1.

47.                       The term “on an as converted basis” shall mean assuming the conversion, exercise and exchange of all securities, directly or indirectly, convertible, exercisable or exchangeable into or for Ordinary Shares, including without limitation the Preferred Shares.

48.                       The term “Ordinary Shares” means ordinary shares of the Company, par value US$0.01 per share.

49.                       The term “Ordinary Share Equivalents” means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

50.                       The term “Parties” shall mean the parties to this Agreement, as set forth in the Preamble.

51.                       The term “Person” means any natural person, firm, partnership, association, corporation, company, trust, public body or government.

52.                       The term “PFIC” has the meaning ascribed to such term in Section 3.3(a).

53.                       The term “PRC” means the People’s Republic of China, which for purposes of this Agreement excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

54.                       The term “Preferred Shares” mean the Series A Preferred Shares of par value US$0.01 per share.

55.                       The term “Prohibited Transfer” has the meaning ascribed to such term in Section 6.5(b).

56.                       The term “Proposed Transfer” has the meaning ascribed to such term in Section 6.1(a).

57.                       The term “Proposed Transfer Notice” has the meaning ascribed to such term in Section 6.2(a).

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58.                       The term “Prospective Transferee” means any person to whom the Existing Shareholder proposes to make a Proposed Transfer.

59.                       The term “Pro-Rata ROFR Share” has the meaning ascribed to such term in Section 6.2(b).

60.                       The term “Purchase Agreement” has the meaning ascribed to such term in Recitals.

61.                       The term “QEF Election” has the meaning ascribed to such term in Section 3.3(a).

62.                       The term “Qualified IPO” means a firm-commitment underwritten public offering and listing by the Company of its Ordinary Shares on the NASDAQ Global Select Market or the New York Stock Exchange in the United States or any other exchange in any other jurisdiction (on any combination of such exchanges and jurisdictions) acceptable to the holders of a majority of the then outstanding Preferred Shares and to the Company with aggregate offering proceeds (before deduction of fees, commissions or expenses) to the Company of greater than US$80 million (or any cash proceeds of other currency of equivalent value) implying a valuation of no less than US$400,000,000 immediately before such public offering, in any case, managed by a lead underwriter of international reputation.

63.                       The term “Refused Securities” has the meaning ascribed to such term in Section 4.1(c)

64.                       The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement which is in a form which complies with, and is declared effective by the SEC in accordance with, the Securities Act.

65.                       The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any Preferred Shares, (2) any Ordinary Shares of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (3) any other Ordinary Shares owned or hereafter acquired by an Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under Exhibit B are not assigned in accordance with this Agreement and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction..

66.                       The term “Registrable Securities then Outstanding” means the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

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67.                                 The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2, 3 and 4 of Exhibit B, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

68.                                 The term “Restricted Shareholder” has the meaning ascribed to such term in Section 6.1(b).

69.                                 The term “Right of Co-Sale” means the right, but not an obligation, of each Investor to participate in a proposed Transfer on the terms and conditions specified in the Proposed Transfer Notice.

70.                                 The term “Right of First Refusal” has the meaning ascribed to such term in Section 6.2(b).

71.                                 The term “ROFR Exercise Period” has the meaning ascribed to such term in Section 6.2(b).

72.                                 The term “SEC” means the United States Securities and Exchange Commission, or comparable regulatory authority in any other jurisdiction having oversight over the trading of the Company’s Shares.

73.                                 The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

74.                                 The term “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

75.                                 The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act (or comparable law in a jurisdiction other than the United States).

76.                                 The term “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (or comparable law in a jurisdiction other than the United States).

77.                                 The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2, 3 and 4 of Exhibit B.

78.                                 The term “Selling Shareholder” has the meaning ascribed to such term in Section 5.4(b).

79.                                 The term “Series A Director” has the meaning ascribed to such term in Section 5.1(a).

80.                                 The term “Share Plan” has the meaning ascribed to such term in the Purchase Agreement.

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81.                                 The term “Shareholder” shall mean each of the Existing Shareholder and the Investors.

82.                                 The term “Shares” means (i) Ordinary Shares (whether now outstanding or hereafter issued in any context), (ii) Ordinary Shares issued or issuable upon conversion of the Preferred Shares and (iii) Ordinary Shares issued or issuable upon exercise or conversion, as applicable, of share options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by the Existing Shareholder, any Investor, or their respective successors or permitted transferees or assigns.

83.                                 The term “Subsidiary” or “subsidiary” means, as of the relevant date of determination, with respect to any Person (the “subject entity”), (i) any Person (x) more than 50% of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interest in the profits or capital of such Person are owned or controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity, (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the financial reporting standards adopted by the subject entity, or (iii) any Person with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another subsidiary. For the avoidance of doubt, the Subsidiaries of the Company shall include the Group Companies.

84.                                 The term “Transfer” has the meaning ascribed to such term in Section 6.1.

85.                                 The term “Transfer Shares” has the meaning ascribed to such term in Section 6.2(a).

86.                                 The term “Transferor” has the meaning ascribed to such term in Section 6.2(a).

87.                                 The term “Undersubscription Notice” has the meaning ascribed to such term in Section 6.2(c).

88.                                 The term “Undersubscription Exercise Period” has the meaning ascribed to such term in Section 6.2(c).

89.                                 The term “United States Person” means any person described in Section 7701(a)(30) of the Code.

90.                                 The term “US$” means the United States dollar, the lawful currency of the United States of America.

91.                                 The term “U.S. Investor” means (A) any Investor that is a United States Person and (B) any Investor, one or more of the owners of which are, or controlled by, United States persons.

92.                                 The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or

7

other applicable laws of the United States or other relevant jurisdictions, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act, any state securities law, or other applicable laws of the United States or other relevant jurisdictions.

93.                                 The term “WFOE” has the meaning ascribed to such term in the preamble to this Agreement.

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EXHIBIT B

REGISTRATION RIGHTS

1.                                      Applicability of Rights; Non-U.S. Registrations.

1.1                                 The Holders (as defined below) shall be entitled to the following rights with respect to any potential public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of Company securities in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

1.2                                 For purposes of this Agreement and Exhibit B, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

2.                                      Demand Registration.

2.1                                 Request by Holders.

If the Company shall, at any time after the earlier of (i) two (2) years after the Closing or (ii) six (6) months following the effectiveness of a registration statement for a IPO, receive a written request from the Holders of at least twenty five percent (25%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of all or any portion of Registrable Securities pursuant to this Section 2.1, then the Company shall, within ten (10) Business Days of the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all such Registrable Securities that the Holders request to be registered, and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.1; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2 or Section 4 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 3, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2(b) or 3.2(b).

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2.2                                 Underwriting.

(a)                                  If the Holders initiating the registration request under this Section 2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. For purposes of any registration of Registrable Securities pursuant to this Section 2, it is expressly agreed that a Holder requesting the inclusion of its Shares in such registration shall only be required to provide customary representations and warranties to the effect that such Holder owns the Registrable Securities sought to be included in such registration free and clear of any liens, encumbrances or other restrictions on transfer. For avoidance of doubt and without limitation to the foregoing, no Holder shall be required to provide any representations and warranties with respect to the Company or its business.

(b)                                 Notwithstanding any other provision of this Section 2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated (x) first, to the Investors on a pro rata basis according to the number of Registrable Securities then outstanding held by each Investor requesting registration and (y) then, to the other Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each such Holder requesting registration; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company. If any Holder disapproves of the terms of

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any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

2.3                                 Maximum Number of Demand Registrations.

The Company shall not be obligated to effect more than three (3) such registrations pursuant to this Section 2.

2.4                                 Deferral.

Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2, a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

3.                                      Piggyback Registrations.

3.1                                 The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 2 or Section 3 of this Agreement or to any employee benefit plan or a corporate reorganization) and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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3.2                                 Underwriting.

(a)                                  If a registration statement under which the Company gives notice under this Section 3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. For purposes of any registration of Registrable Securities pursuant to this Section 3, it is expressly agreed that a Holder requesting the inclusion of its Shares in such registration shall only be required to provide customary representations and warranties to the effect that such Holder owns the Registrable Securities sought to be included in such registration free and clear of any liens, encumbrances or other restrictions on transfer. For avoidance of doubt and without limitation to the foregoing, no Holder shall be required to provide any representations and warranties with respect to the Company or its business.

(b)                                 Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Investors requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Investor, third, to the other Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and fourth, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below thirty percent (30%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded, unless otherwise approved by the holders of a majority of the Registrable Securities. If any Holder

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disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

3.3                                 Not Demand Registration.

Registration pursuant to this Section 3 shall not be deemed to be a demand registration as described in Section 2 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.

4.                                      Form F-3 Registration.

In case the Company shall receive from any Holder or Holders of at least twenty five (25%) of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 (or an equivalent registration in a jurisdiction outside of the United States) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

4.1                                 Notice.

Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

4.2                                 Registration.

As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4.1; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(a)                                  if Form F-3 is not available for such offering by the Holders;

(b)                                 if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(c)                                  if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the

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good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 4; provided that the Company shall not register any of its other shares during such sixty (60) day period.

(d)                                 if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.2 and 3.2; or

(e)                                  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

4.3                                 Not a Demand Registration.

Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

4.4                                 Underwriting.

If the Holders of Registrable Securities requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.2 shall apply to such registration.

5.                                      Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 2, 3 or 4 (but excluding Selling Expenses) shall be borne by the Company.  Each Holder participating in a registration pursuant to Sections 2, 3 or 4 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration

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pursuant to Section 2 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (1) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.

6.                                      Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

6.1                                 Registration Statement.

Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

6.2                                 Amendments and Supplements.

Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

6.3                                 Prospectuses.

Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

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6.4                                 Blue Sky.

Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

6.5                                 Underwriting.

In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

6.6                                 Notification.

Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.7                                 Opinion and Comfort Letter.

Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

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7.                                      Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2, 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

8.                                      Indemnification.

In the event any Registrable Securities are included in a registration statement under Sections 2, 3 or 4:

8.1                               By the Company.

To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)                                  any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)                                 the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)                                  any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in

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reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or any partner, officer, director, counsel, underwriter or controlling person of such Holder.

8.2                               By Selling Holders.

To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that in no event shall any indemnity under this Section 8.2 exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

8.3                               Notice.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnified party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the

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indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

8.4                               Contribution.

In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 8; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying Party and of the indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying Party or by the indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

8.5                               Survival.

The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such

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claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

9.                                      No Registration Rights to Third Parties.

Without the prior written consent of the Holders of a majority in interest of the Registrable Securities then outstanding, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Exhibit B, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

10.                               Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

10.1                         Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

10.2                         File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

10.3                         So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

11.                               Market Stand-Off.

Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the IPO of the Company’s securities, it will not sell or otherwise transfer or

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dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to Affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed one hundred and eighty (180) days from the effective date of the registration statement covering such IPO or the pricing date of such offering as may be requested by the underwriters. The foregoing provision of this Section 11 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all officers, directors and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements, and if the Company or any underwriter releases any officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to the IPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 11.

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EXHIBIT C

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made the                day of               , by and between PHOENIX NEW MEDIA LIMITED (the “Company”); and                (the <“New Investor”><“New Key Holder”>).

The Company and the New Investor shall be referred to collectively as the Parties.

WHEREAS

(A)                              As of               , 2009, the Company, certain existing shareholders of the Company and certain other parties entered into a Shareholders’ Agreement (the “Shareholders Agreement”), attached hereto as Exhibit A.

(B)                                The <New Investor><New Key Holder> wishes to acquire an aggregate of              <Ordinary Shares> <Preferred Shares> (as defined in the Shareholders Agreement) in the capital of the Company and in accordance with the Shareholders Agreement has agreed to enter into this Assumption Agreement (the “Assumption Agreement”).

(C)                                The Company is entering into this Assumption Agreement on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW, THEREFORE, the Parties hereby agree as follows:

1.                                      INTERPRETATION

In this Assumption Agreement, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.                                      COVENANT

The <New Investor><New Key Holder> hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself, to adhere to and be bound by all the duties, burdens and obligations of a party holding <Ordinary Shares> <Preferred Shares> imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the <New Investor><New Key Holder> had been an original party to the Shareholders Agreement as a <New Investor><New Key Holder> since the date thereof.

3.                                      ENFORCEABILITY

Each existing Investor, Key Holder and the Company shall be entitled to enforce the Shareholders Agreement against the <New Investor><New Key

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Holder>, and the <New Investor><New Key Holder> shall be entitled to all rights and benefits of a < Investor>< Key Holder> under the Shareholders Agreement in each case as if such <New Investor><New Key Holder> had been an original party to the Shareholders Agreement since the date hereof.

4.                                      GOVERNING LAW

This Assumption Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflicts of law thereunder.

5.                                      COUNTERPARTS

This Assumption Agreement may be signed in any number of counterparts which together shall form one and the same agreement. This Assumption Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.                                      FURTHER ASSURANCE

Each party agrees to take all such further action as may be reasonably necessary to give full effect to this Assumption Agreement on its terms and conditions.

7.                                      HEADINGS

The headings used in this Assumption Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Reminder of page intentionally left blank]

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IN WITNESS whereof the parties have executed and delivered this Assumption Agreement on the day and year first hereinbefore mentioned.

COMPANY:	PHOENIX NEW MEDIA LIMITED

By:
Name:
Capacity:
Address:
Fax:

NEW INVESTOR:
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